UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  February 19, 2014

Banner Corporation
(Exact name of registrant as specified in its charter)

Washington	0-26584	91-1691604
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

10 S. First Avenue
Walla Walla, Washington  99362
(Address of principal executive offices and zip code)

(509) 527-3636
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 19, 2014, Banner Bank, the wholly owned subsidiary of Banner Corporation entered into a Purchase and Assumption Agreement (“Agreement”) for the acquisition of deposits totaling approximately $226 million, loans totaling approximately $95 million, and related assets, from Sterling Savings Bank.  The acquisition includes a total of six branches.  Five of the branches are located in Coos County, Oregon and the sixth branch is located in Douglas County.  A copy of the press release and related investor presentation describing this transaction is attached to this filing as Exhibits 99.1 and 99.2, respectively.  The purchase of the branches is subject to consummation of the previously announced merger between Sterling Financial Corporation, the parent of Sterling Savings Bank, and Umpqua Holdings Corporation, regulatory approval and the satisfaction of customary closing conditions and is expected to be completed in June 2014.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

    The following exhibits are being furnished herewith:

Exhibit No.	Description

99.1	Press Release dated February 19, 2014
99.2	Investor Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BANNER CORPORATION

Date: February 19, 2014	By: /s/Lloyd W. Baker
Lloyd W. Baker
Executive Vice President and
Chief Financial Officer